First BanCorp. Acquisition of Banco Santander Puerto Rico October 21, 2019 Exhibit 99.2

Forward-Looking Statements This presentation may contain “forward-looking statements” concerning First BanCorp.’s (the “Corporation”) future economic, operational and financial performance. “Forward-looking statements” include, without limitation, statements relating to the impact the Corporation expects its proposed acquisition of Banco Santander Puerto Rico to have on the combined entity’s operations, financial condition, and financial results, and the Corporation’s expectations about its ability to successfully complete the transaction and integrate the combined businesses and the amount of cost savings and overall operational efficiencies the Corporation expects to realize as a result of the proposed acquisition. The words or phrases “expect,” “anticipate,” “intend,” “look forward,” “should,” “would,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by such sections. The Corporation cautions readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and advises readers that various factors, including, but not limited to, the following could cause actual results to differ materially from those expressed in, or implied by such forward-looking statements: the possibility that the proposed acquisition does not close when expected or at all or because required regulatory or other approvals (including bank regulatory approvals or antitrust clearances) and other conditions to closing are not received or satisfied on a timely basis or at all the failure to close for any other reason; that the businesses of the Corporation and Banco Santander Puerto Rico will not be integrated successfully; that the cost savings and any synergies from the proposed acquisition may not be fully realized or may take longer to realize than expected; disruption from the proposed acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom the Corporation or Banco Santander Puerto Rico have business relationships; diversion of management time on merger-related issues; the reaction to the transaction of the Corporation’s or Banco Santander Puerto Rico’s customers, employees and counterparties and other factors, many of which are beyond the control of the Corporation and Banco Santander Puerto Rico; the actual pace and magnitude of economic recovery in the regions impacted by the two hurricanes that affected the Corporation’s service areas during the third quarter of 2017 compared to management’s current views on the economic recovery; uncertainties about how and when rebuilding will take place in the regions affected by the recent storms, including the rebuilding of the public infrastructure, such as Puerto Rico’s power grid, what level of government, private or philanthropic funds will be invested in the affected communities; how many dislocated individuals will return to their homes in both the short- and long-term, and what other demographic changes will take place; uncertainty as to the ultimate outcomes of actions taken, or those that may have to be taken, by the Puerto Rico government, or the oversight board established by the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA) to address Puerto Rico’s financial problems, including the filing of a form of bankruptcy under Title III of PROMESA that provides a court debt restructuring process similar to U.S. bankruptcy protection; the ability of the Puerto Rico government or any of its public corporations or other instrumentalities to repay its respective debt obligations, including the effect of payment defaults on the Puerto Rico government general obligations, bonds of the Government Development Bank for Puerto Rico and certain bonds of government public corporations, and recent and any future downgrades of the long-term and short-term debt ratings of the Puerto Rico government, which could exacerbate Puerto Rico’s adverse economic conditions and, in turn, further adversely impact the Corporation; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico; uncertainty as to the availability of certain funding sources, such as brokered CDs; the Corporation’s reliance on brokered CDs to fund operations and provide liquidity; the weakness of the real estate markets and of the consumer and commercial sectors and their impact on the credit quality of the Corporation’s loans and other assets, which have contributed and may continue to contribute to, among other things, high levels of non-performing assets, charge-offs and provisions for loan and lease losses, and may subject the Corporation to further risk from loan defaults and foreclosures; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico; uncertainty as to the availability of certain funding sources, such as brokered CDs; the Corporation’s reliance on brokered CDs to fund operations and provide liquidity; the weakness of the real estate markets and of the consumer and commercial sectors and their impact on the credit quality of the Corporation’s loans and other assets, which have contributed and may continue to contribute to, among other things, high levels of non-performing assets, charge-offs and provisions for loan and lease losses, and may subject the Corporation to further risk from loan defaults and foreclosures; the ability of FirstBank Puerto Rico (“FirstBank”) to realize the benefits of its deferred tax assets subject to the remaining valuation allowance; adverse changes in general economic conditions in Puerto Rico, the U.S., and the U.S. Virgin Islands and British Virgin Islands, including the interest rate environment, market liquidity, housing absorption rates, real estate prices, and disruptions in the U.S. capital markets, which reduced interest margins and affected funding sources, and has affected demand for all of the Corporation’s products and services and reduced the Corporation’s revenues and earnings, and the value of the Corporation’s assets, and may continue to have these effects; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; the risk that additional portions of the unrealized losses in the Corporation’s investment portfolio are determined to be other-than-temporary, including additional impairments on the Puerto Rico government’s obligations; uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the U.S., and the U.S. and British Virgin Islands, which could affect the Corporation’s financial condition or performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; changes in the fiscal and monetary policies and regulations of the U.S. federal government and the Puerto Rico and other governments, including those determined by the Federal Reserve Board, the New York Fed, the Federal Deposit Insurance Corporation (“FDIC”), government-sponsored housing agencies, and regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk of possible failure or circumvention of controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; the risk that the FDIC may increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non-interest expenses; the impact on the Corporation’s results of operations and financial condition of acquisitions and dispositions; a need to recognize additional impairments on the Corporation’s financial instruments, goodwill or other intangible assets relating to acquisitions; the risk that downgrades in the credit ratings of the Corporation’s long-term senior debt will adversely affect the Corporation’s ability to access necessary external funds; the impact on the Corporation’s businesses, business practices and results of operations of a potential higher interest rate environment; uncertainty as to whether FirstBank will be able to satisfy its regulators regarding, among other things, its asset quality, liquidity plans, maintenance of capital levels and compliance with applicable laws, regulations and related requirements; and general competitive factors and industry consolidation. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements, except as required by the federal securities laws.

Transaction Highlights Creates a stronger competitor in Puerto Rico with the scale and breadth to better serve retail and commercial customers Enhances funding profile through the addition of a low-cost core deposit funding base and reduction of wholesale funding Deploys capital efficiently, acquiring a strong and stable earnings stream Expands talent bench across retail, commercial, business banking, and risk management functions and allows for increased investment in technological innovation and talent development Positions FirstBank for future growth supporting economic recovery and redevelopment in Puerto Rico ü ü ü ü ü

Overview of Banco Santander Puerto Rico (“BSPR”) BSPR Overview Financial Highlights ($ millions) Source: S&P Global Market Intelligence, Company Filings, Commissioner of Financial Institutions of Puerto Rico. 1 Balances as of June 30, 2019. 2 Net of brokered deposits. Leading full-service franchise with ~1,000 employees serving businesses and consumers across Puerto Rico Established in 1976 and headquartered in San Juan Branch network of 27 locations spanning 15 municipalities across the Island Full product suite across retail, commercial and business banking Ranked #4 in Puerto Rico across assets and deposits1,2 Balance Sheet Assets $ 6,173 Gross Loans $ 3,075 Deposits $ 5,041 Common Equity $ 1,006 Loans / Deposits 61.0 %   Performance (Q2'19 Annualized) ROAA 1.29 % ROAE 7.7 % Net Interest Margin 3.89 % Efficiency Ratio 56.1 %   Capital TCE/TA Ratio 16.3 % CET1 Ratio 35.1 % Tier 1 Capital Ratio 35.1 % Total Capital Ratio 36.4 % Tier 1 Leverage Ratio 17.3%

Stronger Combined Franchise

1 First BanCorp

Increased Scale	$17.6bn Total Assets[1]	$12.0bn Loans[2]	#2 Rank in Puerto Rico
Enhanced Funding Profile	$14.2bn Deposits	84% Loans / Deposits[2]	$13.6bn Deposits Excluding Brokered
Improved Asset Quality	No Non-Performing Assets Acquired	2.2% NPA / Assets[1,3]	2.2% NPL / Loans[2]
Attractive Capital Deployment / Pro Forma Capital Ratios at Close (mid 2020)	~11.2% Tier 1 Leverage Ratio[4]	~15.3% CET1 Ratio[4]	~18.0% Total Risk Based Capital Ratio[4]

Source: S&P Global Market Intelligence. Financial data as of or for the quarter ending June 30, 2019, except as otherwise noted.
[1] Excludes $1.1 billion of cash to be used in transaction.
[2] Includes the impact of not acquiring: $171 million of nonaccrual loans; and $75 million JetBlue portfolio in transaction.
[3] Includes the impact of not acquiring $46 million of OREO in transaction.
[4] Pro forma capital ratios include transaction adjustments at close (middle of 2020).

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Pro Forma Highlights

Pro Forma Loan and Deposit Composition

1 First BanCorp

FBP Loan Portfolio


Consumer 23%
Commercial 43%
Residential 34%

$9.2bn

BSPR Loan Portfolio


Consumer 11%
Residential 33%
Commercial 56%

$3.1bn

Pro Forma FBP Loan Portfolio[1]


Consumer 20%
Commercial 47%
Residential 33%

$12.0bn

Commentary

- Pro forma loan portfolio will exclude nonperforming BSPR loans (and assets) as well as the JetBlue credit card portfolio
- **Pro forma NPA/Assets ratio would fall from 3.1% to 2.2%[2]**
- Pro forma NPL/Loans ratio would fall from 2.8% to 2.2%[1]

FBP Deposit Mix


Int Bearing Checking 15%
Time Deposits 33%
MMDA & Savings 26%
Noninterest 26%

$9.2bn

BSPR Deposit Mix


Time Deposits 11%
Noninterest 19%
Int Bearing Checking 50%
MMDA & Savings 20%

$5.0bn

Pro Forma FBP Deposit Mix


MMDA & Savings 24%
Int Bearing Checking 27%
Noninterest 24%
Time Deposits 25%

$14.2bn

- **Pro forma loan to deposit ratio reduced from 100% to 84%**
- Pro forma slightly lower cost of interest-bearing deposits and improved funding mix
- Greatly expands and enhances FBP's customer base

Source: S&P Global Market Intelligence, Company Filings. Financial data as of or for the quarter ending June 30, 2019.
[1] Includes the impact of not acquiring $75 million JetBlue credit card portfolio and $171 million of non-accrual loans in transaction.
[2] Excludes $1.1 billion of cash to be used for transaction, $75 million JetBlue credit card portfolio, $171 million of nonaccrual loans, and $46 million of OREO.

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Select Financial Information Creates a stronger competitor in Puerto Rico with over $11bn in deposits in Puerto Rico and the scale and breadth to better serve retail and commercial customers Source: S&P Global Market Intelligence, Commissioner of Financial Institutions of Puerto Rico. 1 Balances as of June 30, 2019. 2 Net of brokered deposits. 3 Pro forma FirstBank excludes cash to be used for the transaction. 4 Pro forma FirstBank excludes $171 million of nonaccrual loans and $75 million JetBlue portfolio not acquired in transaction. Puerto Rico Total Assets1 ($ billions) Puerto Rico Total Loans1 ($ billions) Puerto Rico Deposits1,2 ($ billions) Improved Market Share in Puerto Rico FBP BSPR Institutions Portfolio Balance Market Share 1 Banco Popular $38.8 56.6% 2 PF FirstBank (PR Only)3 15.0 21.8% 3 PF Oriental (PR Only) 10.6 15.4% FirstBank 9.9 14.5% Oriental Bank 6.3 9.2% Santander 6.2 9.0% Scotiabank 4.3 6.2% 4 Citibank 3.8 5.5% 5 Banco Cooperativo 0.5 0.8% 6 Banesco 0.1 0.2% Total $68.8 100.0% Institutions Portfolio Balance Market Share 1 Banco Popular $17.9 49.0% 2 PF FirstBank (PR Only)4 9.8 26.8% FirstBank 6.9 18.8% 3 PF Oriental (PR Only) 6.6 18.1% Oriental Bank 4.3 11.9% Santander 3.1 8.4% Scotiabank 2.3 6.3% 4 Citibank 0.4 1.1% 5 Banco Cooperativo 0.1 0.4% 6 Others 1.8 4.8% Total $36.6 100.0% Institutions Portfolio Balance Market Share 1 Banco Popular $33.8 59.6% 2 PF FirstBank (PR Only) 11.3 20.0% 3 PF Oriental (PR Only) 7.4 13.0% FirstBank 6.3 11.1% Santander 5.0 8.9% Oriental Bank 4.6 8.0% 4 Citibank 3.7 6.5% Scotiabank 2.8 5.0% 5 Banco Cooperativo 0.4 0.8% 6 Banesco 0.1 0.2% Total $56.7 100.0%

Transaction Structure

Transaction Summary Consideration 100% cash consideration Transaction Value $425 million base purchase price, comprised of $63 million premium on $362 million of BSPR’s core tangible common equity1 $638 million excess capital1 paid to Santander at par Purchase price subject to adjustment based on BSPR’s balance sheet as of the closing date Transaction Structure No nonaccrual loans ($171 million) or OREO ($46 million) acquired in transaction1 JetBlue credit card portfolio ($75 million) excluded from transaction1 Transaction Multiples 1.175x base purchase price / core tangible common equity 7.2x base purchase price / adjusted LTM June 30, 2019 net income2 Earnings Per Share (EPS) Accretion ~35% accretion to 2020 consensus EPS estimate of $0.81/share (assuming fully-phased in BSPR earnings, cost savings and transaction adjustments) Tangible Book Value Per Share (TBVPS) Dilution ~(7)% dilutive to TBV/share ~2.6 year earnback using the crossover method Internal Rate of Return ~20% IRR Closing Expected middle of 2020 (pending receipt of all necessary regulatory approvals) 1 As of June 30, 2019. 2 Assumed pre-tax yield of 2.0% on excess capital of $638 million for an adjusted LTM net income of $59 million (30% tax rate).

Transaction Assumptions

1 First BanCorp

Cost Saves	▪ ~$48 million (pre-tax) or ~35% of BSPR's LTM 6/30/19 non-interest expense, excluding OREO expense ▪ 25% realized in 2020, 100% thereafter
Durbin Amendment	▪ ~$(4) million (pre-tax)
Loan Mark	▪ Gross loan mark of 5.9%
Goodwill and Intangibles	▪ Core Deposit Intangible: 1.5% of core deposits amortized over 7 years using sum-of-the-years digits ("SYD") ▪ Purchased Credit Card Relationships intangible of 3.0% of credit card portfolio amortized over 7 years SYD
Restructuring Expenses	▪ ~$76 million (pre-tax) ▪ 50% phased in at close, 50% phased in during 2021
Due Diligence	▪ Comprehensive review of BSPR operations completed across ten separate due diligence tracks led by senior leadership at FBP ▪ Key functions covered included finance and accounting, legal, compliance, IT and banking operations, enterprise risk management, deposits, credit quality, human resources, real estate, and audit ▪ Conducted detailed loan file review resulting in approximately 80% coverage of commercial portfolios

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Potential Financial Impact of CECL Overview Estimated Impact of CECL on Transaction General purchase accounting rules for business combinations require that all loans be marked at fair value Under CECL, the loan portfolio will be separated into Purchase Credit Deteriorated (“PCD”) loans and Non-Purchase Credit Deteriorated (“Non-PCD”) loans PCD loans will be marked at fair value with no additional allowance for credit losses established on day one Non-PCD loans will also be marked at fair value. In addition, an allowance for credit losses will be established which results in a duplicate impact on day one. The Non-PCD mark will be accreted back through income over the life of loan $45-55 million pre-tax impact; $28-34 million after-tax impact Double impact of the marks on Non-PCD loans will be accreted to income over the life of the loans (estimated 3-5 years) (1.6)-(1.9)% change to TBVPS dilution Non-PCD Allowance Impact EPS Impact TBVPS Dilution Using as a basis the results of the fair market value assessment of the loan portfolios, the following is the estimated impact of CECL:

Q & A